UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of changes in the executive team structure of AbitibiBowater Inc. (the "Company"), which are described below under Item 8.01, James T. Wright, who was a named executive officer for the fiscal year ended December 31, 2008, will no longer have principal responsibility for Human Resources, effective July 16, 2009.  Mr. Wright currently remains employed with the Company and will continue to provide counsel in the area of Human Resources on a transitional basis.

Item 8.01.	Other Events.

On July 16, 2009, the Company announced, as part of the its ongoing comprehensive restructuring, that the organization of executive responsibilities has been reviewed and streamlined. The new executive team will be comprised of five executives reporting to David J. Paterson, the Company's President and Chief Executive Officer, as follows:

	●	Alain Grandmont, Executive Vice President, Human Resources and Supply Chain, will take on a new role that merges the Company's human resources and supply chain functions.

	●	William G. Harvey, Executive Vice President and Chief Financial Officer, will continue to oversee the Company's finance and corporate development functions.

	●	Yves Laflamme, Senior Vice President, Wood Products, will continue to lead the Company's woodland and sawmill operations, wood products sales and wood fiber sourcing.

	●	Pierre Rougeau, Executive Vice President, Operations and Sales, will now lead operations and sales for both the Commercial Printing Papers and Newsprint divisions.

	●	Jacques P. Vachon, Senior Vice President, Corporate Affairs and Chief Legal Officer, will continue to have responsibility for overseeing the Company's legal and other corporate functions.

These appointments were effective July 16, 2009. A copy of the press release announcing the new executive team structure is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press Release, dated July 16, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: July 17, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 16, 2009.

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